                                                                    EXHIBIT 4.3

     THE SALE AND ISSUANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR UNDER THE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT UNDER THE 1933 ACT IS IN EFFECT AS TO THESE SECURITIES AND SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION OR (II) THERE IS AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION THEREFROM IS AVAILABLE AND THAT SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION.


No.                                                               Shares

                       COMMONWEALTH BIOTECHNOLOGIES, INC.

                   WARRANT TO PURCHASE SHARES OF COMMON STOCK


  This certifies that, for value received, ______________ (the "Holder"), is entitled, subject to the terms set forth below, to purchase from Commonwealth Biotechnologies, Inc., a Virginia corporation (the "Company"), subject to the limitations set forth herein, up to ______ of the authorized but unissued shares of common stock, without par value per share, of the Company ("Stock") upon surrender hereof, at the principal office of the Company referred to below, together with the Notice of Exercise attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the Exercise Price as set forth in Section 2 below. The number, character and Exercise Price of such shares of Stock are subject to adjustment as provided below. The term "Warrant" as used herein shall include this Warrant, and any warrants delivered in substitution or exchange therefor as provided herein.

     1. TERM OF WARRANT. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the date hereof, and ending at 5:00 p.m., Eastern Time, on the date that is five years following the date hereof.

     2. EXERCISE PRICE. The Exercise Price at which this Warrant may be exercised shall be $6.50 per share of Stock, subject to adjustment pursuant to
Section 12 hereof.

     3.  EXERCISE OF WARRANT.

          3.1 Exercise for Cash. The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part at any time, or from time to time, during the term hereof as described in Section 1 above, by the surrender of this Warrant and the Notice of Exercise attached as Annex I hereto duly completed and executed on behalf of the Holder, at the principal office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment (i) in cash, certified check or bank cashier's check payable to the Company, or (ii) by wire transfer, of the purchase price of the shares to be purchased.

          3.2 Net Issue Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the holder may, during the term hereof as described in Section 1 above, elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant and the Notice of Exercise attached as Annex I hereto duly completed and executed on behalf of the Holder, at the principal office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), in which event the Company shall issue to the Holder a number of shares of Stock computed using the following formula:

                                               Y (A - B)
                                               ---------
                                 X      =        A

          Where  X  =  the number of shares of Stock to be issued to the
                       Holder

                 Y  =  the number of shares of Stock purchasable under the
                       Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

                 A  =  the fair market value of one share of Stock (at the
                       date of such calculation)

                 B  =  Exercise Price (as adjusted to the date of such
                       calculation)

For purposes of the above calculation, Fair Market Value (the "Fair Market Value") of one share of Stock shall be the average closing price of one share of Stock on any exchange or inter-dealer quotation system on which the Stock is then traded for the five trading day period prior to the date o which the Company receives the Holder's Notice of Exercise. If the Stock is not then traded on an exchange or inter-dealer quotation system, the Fair Market Value shall be determined by the Company's Board of Directors in good faith. If the Holder does not agree with the Board's determination of Fair Market Value of the Stock (the "Board Determination"), the Holder shall have the right within 10 days of his or its receipt of the Board Determination, to cause the Board of Directors to select an investment banking firm (the "Arbiter") to determine the Fair Market Value and the Board of Directors shall deliver written notice of such selection to the Holder and the Company. The Arbiter shall determine the Fair Market Value of Stock and deliver its opinion to the Holder and the Company. The terms of engagement of the Arbiter shall require the Arbiter to deliver such written opinion to the Holder and the Company within 45 days following submission of such value determination to the Arbiter. The Arbiter's determination of Fair Market Value shall be binding. The cost of the Arbiter shall be borne by the Company if the Arbiter's determination of Fair Market Value is greater than the Board Determination, and by the Holder if it is equal to or less than the Board Determination.

     4. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

     5. REPLACEMENT OF WARRANT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

     6. RIGHTS OF SHAREHOLDERS. The Holder shall not be entitled to vote or receive dividends or be deemed the holder of Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised as provided herein.

     7.  TRANSFER OF WARRANT.

          7.1 Warrant Register. The Company shall maintain a register (the "Warrant Register") containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change his address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

          7.2 Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 7.1 above, issuing the Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

          7.3 Transferability and Nonnegotiability of Warrant. This Warrant (and the shares of Stock issuable upon the exercise thereof may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company).

          7.4 Exchange Of Warrant Upon A Transfer. On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the 1933 Act, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

          7.5 Compliance with Securities Laws and Restrictions on Transfer. The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment and not with a view to a distribution or resale, and that the Holder shall not offer, sell or otherwise dispose of this Warrant or any such shares of Stock except under circumstances that will not result in a violation of the 1933 Act or any state securities laws. Upon exercise of this Warrant the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

     8. RESERVATION OF STOCK. The Company covenants that during the term that this Warrant is exercisable, the Company shall reserve from its authorized and unissued Stock a sufficient number of shares to provide for the issuance of Stock upon the exercise of this Warrant (collectively, the "Reserved Shares"). The Company further covenants that all Reserved Shares that may be issued upon the exercise of rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Stock upon the exercise of this Warrant.

     9. RIGHT OF REDEMPTION. At any time following the issuance of this Warrant, if the closing price of the Stock on the Nasdaq SmallCap Market (or any other exchange or inter-dealer quotation system on which the Stock is then traded) exceeds $10.40 per share for a period of 20 consecutive trading days, the Company may provide the Holder(s) with written notice of its intent to redeem this Warrant on a date that is at least 30 days from the notice of intent to redeem. On such date, the Company shall redeem this Warrant for an aggregate redemption price of $_____________. The Holder(s) from whom this Warrant is redeemed, on the date of redemption, shall deliver this Warrant to the Company during regular business hours, at the principal office of the Company. On such date, the Company shall issue and deliver to such Holder(s) a check in respect of the aggregate redemption price for this Warrant. Notwithstanding the foregoing, however, the Holder(s), at its sole option, may choose to exercise this Warrant at any time during the 30 day notice period required to be given by the Company.

     10. AMENDMENTS; WAIVERS. Any term of this Warrant may be amended or waived with the written consent of the Company and such number of Holders as represent not less than fifty-one percent (51%) of the shares of Stock issuable upon exercise of this Warrant. Any amendments or waivers effected in accordance with this Section 10 shall be binding upon each Holder, each future Holder, and the Company; provided, however, that no special consideration or inducement may be given to any Holder in connection with such consent that is not given ratably to all Holders, and that such amendment or waiver must apply to all Holders equally and ratably in accordance with the number of shares of Stock issuable upon their respective exercises of portions of this Warrant. No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision. Except as provided in Section 12 hereof, no amendment or waiver shall (i) impose on the Warrantholder any burden, constraint or restriction not otherwise existing at the time the Warrant is issued, (ii) increase the exercise price of the Warrant, (iii) decrease the exercise period, (iv) decrease the number of shares of Stock the Warrantholder is eligible to receive upon exercise, or (v) materially change the terms of the Warrant, without the consent of the Warrantholder.

     11.  GENERAL.

          11.1 Governing Law. This Warrant shall be governed by and construed according to the laws of the Commonwealth of Virginia, without reference to the choice of law principles of any jurisdiction.

          11.2 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to either party upon any breach or default under this Warrant, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of either party of any breach or default under this Warrant, or any waiver on the part of either party of any provisions or conditions of this Warrant, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Warrant or by law or otherwise afforded to either of the parties, shall be cumulative and not alternative.

          11.3 References. Unless the context otherwise requires, any reference to a "Section" refers to a section of this Warrant.

          11.4 Captions. Captions of sections have been added only for convenience and shall not be deemed to be a part of this Warrant.

     12. ADJUSTMENTS. The number of shares purchasable hereunder is subject to adjustment from time to time as follows:

          12.1 Split-Ups, Split-Downs, Stock Dividends. If the Company should at any time or from time to time engage in a stock split, stock split-down or stock dividend with respect to the Stock, the number of shares of Stock issuable pursuant to this Warrant and the Exercise Price shall be rateably and equitably adjusted, as determined by the Company's Board of Directors in its reasonable discretion, provided that any adjustment shall be no less favorable than any adjustment under the Company's Stock Incentive Plan.

          12.2 Reorganization, Merger or Sale of Assets. If at any time while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder(s) shall thereafter be entitled to receive upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale of transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

          12.3 Reclassification. If the Company, at any time while this Warrant, or any portion thereof, remains outstanding and unexpired, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 12.

          12.4 No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 12 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of this Warrant against impairment.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

  IN WITNESS WHEREOF, COMMONWEALTH BIOTECHNOLOGIES, INC. has caused this Warrant to be executed by its officer thereunto duly authorized.

Effective Date:  September 25, 2000

COMMONWEALTH BIOTECHNOLOGIES, INC


By:    /s/ Richard J. Freer, Ph.D.
       ---------------------------
Its:   Chairman
Date:  September 25, 2000


HOLDER

______________________________________

By: __________________________________
Its: _________________________________
Date: ________________________________

                                                                         ANNEX I
                                                                         -------

                               NOTICE OF EXERCISE

To:  COMMONWEALTH BIOTECHNOLOGIES, INC.

     (1) The undersigned hereby irrevocably elects to purchase ___________ shares of Common Stock ("Stock") of COMMONWEALTH BIOTECHNOLOGIES, INC. (the "Company"), pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in the following form:

     [ ] By cash, certified check, or bank cashier's check, enclosed, or by wire transfer for $_______________ for the full Exercise Price, payable to ___________, Inc.

     [ ] By requesting that the Company withhold from the Stock the undersigned is purchasing an amount sufficient to effect a Net Issue Exercise in accordance with Section 3.2 of the Warrant.

     (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges (i) that the shares of the Stock to be issued are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment and not with a view to a distribution or resale; and
(ii) that the undersigned shall not offer, sell or otherwise dispose of any such shares of Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

     (3) Please issue a certificate or certificates representing said shares of Stock of the Company.


Effective Date: _____________________________________

Holder: _____________________________________________

Print Name: _________________________________________

Date: _______________________________________________

                                                                       ANNEX II
                                                                       --------

                                 ASSIGNMENT FORM

  FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assignees and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Stock set forth below:

Name of Assignee                Address                       No. of Shares
----------------                -------                       -------------




and does hereby irrevocably constitute and appoint the Secretary of Commonwealth Biotechnologies, Inc. (the "Company") or his successor or agent to make such transfer on the books of the Company maintained for such purpose, with full power of substitution in the premises.

  The undersigned Assignee of this Warrant with respect to the number of shares of Stock set forth above acknowledges (i) that this Warrant and the shares of Stock issuable upon exercise here are being acquired for investment and that the Assignee shall not offer, sell or otherwise dispose of this Warrant or any such shares of Stock except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws; and
(ii) that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Stock so purchased are being acquired for investment and not with a view toward distribution or resale.

Effective Date: ___________________________________

Holder: ___________________________        Assignee: __________________________

By: _______________________________            By: ____________________________

Name: _____________________________          Name: ____________________________

Title: ____________________________         Title: ____________________________

Date: _____________________________          Date: ____________________________